UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2011

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

    On September 12, 2011, Standard Pacific Corp. issued a press release announcing its Chief Executive Officer succession plan.  Pursuant to the terms of the plan, Ken Campbell, Standard Pacific’s Chief Executive Officer, will resign from his role as CEO and as a member of the Board of Directors on January 1, 2012.  Scott Stowell, the Company’s President, will assume the role of CEO and join the Board of Directors on that date.  During the next several months, Mr. Campbell will continue to work closely with Mr. Stowell and the other members of Standard Pacific’s senior management team to ensure a smooth transition.

    Scott D. Stowell, 53, has served as Standard Pacific’s President since March 2011 and previously served as Chief Operating Officer since 2007.  From September 2002 to May 2007, Mr. Stowell served as President of the company’s Southern California Region, among the most dynamic and influential housing markets in the country.  Prior to that, he held progressive roles with the Company since 1986.

    A copy of the press release announcing the CEO succession plan is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011

STANDARD PACIFIC CORP.

By:	/S/ KENNETH L. CAMPBELL
Kenneth L. Campbell
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 12, 2011